EXHIBIT 23.1

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


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We consent to the incorporation by reference in the Prospectus Supplement of
Soundview Home Equity Loan Trust 2001-1 relating to Home Equity Loan Asset-Backed Certificates, Series 2001-1 of our report dated January 24,2001, on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts".


                                                /s/ PricewaterhouseCoopers LLP

                                                PricewaterhouseCoopers LLP




April 6, 2001